Exhibit 1.2

CORPORATE ACCESS NUMBER: 207417569

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

PROFCO RESOURCES LTD.

CHANGED ITS NAME TO TRANSATLANTIC PETROLEUM CORP.

ON 1998/12/02.

ALBERTA CONSUMER AND CORPORATE AFFAIRS

BUSINESS CORPORATIONS ACT

(SECTION 27 OR 171)

ARTICLES OF AINIENDMNT

FORM 4

1. NAME OF CORPORATION	2. CORPORATE ACCESS NUMBER:

PROFCO RESOURCES LTD.	207417569

3.	THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

Pursuant to Section 1671(a) of the Business Corporations Act (Alberta), Item 1 of the Articles of the Corporation be and is hereby amended to read:

1. Name of Corporation

TRANSATLANTIC PETROLEUM CORP.”

DATED this 2nd. day of December, 1998.

SIGNATURE: R. JAGGARD

Position Held: Vice President, Finance